Exhibit 99.1
Post Holdings Reports Results for the First Quarter of Fiscal Year 2023; Raises Fiscal Year 2023 Outlook
St. Louis - February 2, 2023 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today reported results for the first fiscal quarter ended December 31, 2022.
Highlights:
•First quarter net sales of $1.6 billion
•Operating profit of $149.9 million; net earnings from continuing operations of $91.9 million and Adjusted EBITDA of $269.9 million
•Raised fiscal year 2023 Adjusted EBITDA (non-GAAP)* guidance to $1,025-$1,065 million
*Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including the adjustments described under “Outlook” below.
Basis of Presentation
On March 10, 2022, Post’s distribution to its shareholders of 80.1% of its interest in BellRing Brands, Inc. (“BellRing”) was completed. Accordingly, the historical results of the BellRing business have been presented as discontinued operations in Post’s financial statements for prior periods.
First Quarter Consolidated Operating Results
Net sales were $1,566.3 million, an increase of 17.1%, or $228.8 million, compared to $1,337.5 million in the prior year period. Gross profit was $414.9 million, or 26.5% of net sales, an increase of 25.1%, or $83.2 million, compared to $331.7 million, or 24.8% of net sales, in the prior year period. Results for the first quarter of 2023 reflected pricing actions across the business which offset input and freight inflation. Supply chain disruptions eased during the first quarter of 2023 when compared to the prior year period but continued to drive higher manufacturing costs and customer order fulfillment rates below optimal levels.
Selling, general and administrative (“SG&A”) expenses were $228.7 million, or 14.6% of net sales, an increase of 3.7%, or $8.2 million, compared to $220.5 million, or 16.5% of net sales, in the prior year period. Operating profit was $149.9 million, an increase of 91.7%, or $71.7 million, compared to $78.2 million in the prior year period.
Net earnings from continuing operations were $91.9 million, an increase of 305.6%, or $136.6 million, compared to a net loss from continuing operations of $44.7 million in the prior year period. Net earnings (loss) from continuing operations included the following:

	Three Months Ended December 31,
(in millions)	2022	2021
Gain on extinguishment of debt, net (1)	$(8.7)	$—
(Income) expense on swaps, net (1)	(12.3)	36.9
Gain on investment in BellRing (1)	(5.1)	—
Equity method loss, net of tax	—	18.6
Net earnings attributable to noncontrolling interests	1.8	0.3

(1) Discussed later in this release and were treated as adjustments for non-GAAP measures.
Diluted earnings from continuing operations per common share were $1.52, compared to diluted loss from continuing operations per common share of $0.64 in the prior year period. Adjusted net earnings from continuing operations were $71.2 million, or $1.08 per diluted common share, compared to an adjusted net loss from continuing operations of $6.0 million, or $0.10 per diluted common share, in the prior year period.

Adjusted EBITDA was $269.9 million, an increase of 32.8%, or $66.6 million, compared to $203.3 million in the prior year period.
The prior year period included net earnings from discontinued operations, net of tax and noncontrolling interest of $23.9 million. Net earnings were $91.9 million, or $1.52 per diluted common share, compared to a net loss of $20.8 million, or $0.25 per diluted common share, in the prior year period.
Post Consumer Brands
North American ready-to-eat (“RTE”) cereal and Peter Pan peanut butter.
For the first quarter, net sales were $554.7 million, an increase of 9.3%, or $47.4 million, compared to the prior year period. Volumes decreased 1.2%, primarily driven by declines in Honey Bunches of Oats, government bid business and Malt-O-Meal bag cereal, partially offset by increases in Peter Pan peanut butter and private label cereal. Segment profit was $79.3 million, an increase of 11.2%, or $8.0 million, compared to the prior year period. Segment Adjusted EBITDA was $112.9 million, an increase of 4.8%, or $5.2 million, compared to the prior year period.
Weetabix
Primarily United Kingdom (“U.K.”) RTE cereal, muesli and protein-based ready-to-drink (“RTD”) shakes.
For the first quarter, net sales were $118.1 million, a decrease of 0.4%, or $0.5 million, compared to the prior year period, and included $6.5 million in net sales from Lacka Foods Limited (“Lacka”), which was acquired on April 5, 2022. Additionally, net sales reflected a foreign currency exchange rate headwind of approximately 1,400 basis points. Volumes increased 6.5%; excluding the benefit from the Lacka acquisition, volumes declined 1.1% as growth in private label products was offset by declines in branded products. Segment profit was $21.5 million, a decrease of 21.0%, or $5.7 million, compared to the prior year period. Segment Adjusted EBITDA was $29.7 million, a decrease of 17.7%, or $6.4 million, compared to the prior year period.
Foodservice
Primarily egg and potato products.
For the first quarter, net sales were $600.5 million, an increase of 36.9%, or $161.9 million, compared to the prior year period. Volumes increased 4.4%, driven by increased away-from-home egg and potato demand in the current year period. Egg volumes increased 4.4%, and potato volumes increased 8.1%. Segment profit was $79.1 million, an increase of 423.8%, or $64.0 million, compared to the prior year period. Segment Adjusted EBITDA was $109.0 million, an increase of 163.9%, or $67.7 million, compared to the prior year period.
Refrigerated Retail
Primarily side dish, egg, cheese and sausage products.
For the first quarter, net sales were $293.0 million, an increase of 7.2%, or $19.6 million, compared to the prior year period. Net sales in the first quarter of 2022 included $7.1 million related to the Willamette Egg Farms business (“Willamette”), which was sold on December 1, 2021. Volumes declined 4.6%; excluding the contribution from Willamette in the prior year period, volumes increased 1.1%, led by an 11.7% increase in side dishes. Side dish volume growth reflected improved inventory levels (resulting from lapping capacity constraints and allocations in the prior year period) and a restoration of promotional activities, which together improved velocities in the current year period. This increase was partially offset by volume decreases in egg (resulting from reduced supply driven by avian influenza and elasticities resulting from inflation-driven price increases) and cheese (primarily resulting from the decision to exit certain low-margin business). Volume information by product is disclosed in a table presented later in this release. Segment profit was $21.0 million, an increase of 54.4%, or $7.4 million, compared to the prior year period. Segment Adjusted EBITDA was $40.0 million, an increase of 12.4%, or $4.4 million, compared to the prior year period.
Interest, Gain on Extinguishment of Debt, (Income) Expense on Swaps and Income Tax
Interest expense, net was $65.9 million in the first quarter of 2023, compared to $82.8 million in the first quarter of 2022. The decrease was primarily driven by a decrease in the aggregate principal amount of debt outstanding resulting from repayments of certain indebtedness in fiscal year 2022.
Gain on extinguishment of debt, net of $8.7 million was recorded in the first quarter of 2023 primarily in connection with Post’s repayment of $71.0 million in total principal amounts to extinguish a portion of Post’s 4.50% senior notes.

(Income) expense on swaps, net relates to mark-to-market adjustments on interest rate swaps. Income on swaps, net was $12.3 million in the first quarter of 2023, compared to an expense of $36.9 million in the first quarter of 2022.
Income tax expense was $24.7 million in the first quarter of 2023, an effective income tax rate of 20.9%, compared to a benefit of $12.8 million in the first quarter of 2022, an effective income tax rate of 33.2%. For the first quarter of 2023, the effective income tax rate differed from the statutory tax rate primarily as a result of discrete income tax benefit items related to excess tax benefits for share-based payments. For the first quarter of 2022, the effective income tax rate differed significantly from the statutory tax rate primarily as a result of Post’s equity method loss attributable to 8th Avenue Food & Provisions, Inc. (“8th Avenue”) and excess tax benefits for share-based payments.
Share Repurchases
During the first quarter of 2023, Post repurchased 0.3 million shares of its common stock for $24.0 million at an average price of $84.79 per share. As of December 31, 2022, Post had $276.0 million remaining under its share repurchase authorization.
Outlook
For fiscal year 2023, Post management has raised its guidance range for Adjusted EBITDA to $1,025-$1,065 million from $990-$1,040 million. Post management now expects fiscal year 2023 capital expenditures to range between $275-$300 million, which includes $75-$85 million investment in RTD shake manufacturing and precooked and cage-free eggs.
Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, gain/loss on extinguishment of debt, net, equity method investment adjustment, mark-to-market adjustments on commodity and foreign exchange hedges, warrant liabilities and equity securities, transaction and integration costs and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding Post’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures.”
Use of Non-GAAP Measures
Post uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings/loss from continuing operations, Adjusted diluted earnings/loss from continuing operations per common share, Adjusted EBITDA and segment Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided later in this release under “Explanation and Reconciliation of Non-GAAP Measures.”
Management uses certain of these non-GAAP measures, including Adjusted EBITDA and segment Adjusted EBITDA, as key metrics in the evaluation of underlying company and segment performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for its executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described later in this release. These non-GAAP measures may not be comparable to similarly titled measures of other companies. For additional information regarding Post’s non-GAAP measures, see the related explanations provided under “Explanation and Reconciliation of Non-GAAP Measures.”
Conference Call to Discuss Earnings Results and Outlook
Post will host a conference call on Friday, February 3, 2023 at 9:00 a.m. EST to discuss financial results for the first quarter of fiscal year 2023 and fiscal year 2023 outlook and to respond to questions. Robert V. Vitale, President and Chief Executive Officer, and Matthew J. Mainer, Senior Vice President, Chief Financial Officer and Treasurer, will participate in the call.
Interested parties may join the conference call by dialing (800) 343-5172 in the United States and (203) 518-9783 from outside of the United States. The conference identification number is POSTQ123. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investors section of Post’s website at www.postholdings.com.
A replay of the conference call will be available through Friday, February 10, 2023 by dialing (800) 839-6136 in the United States and (402) 220-2572 from outside of the United States. A webcast replay also will be available for a limited period on Post’s website in the Investors section.

Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post’s management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
Certain matters discussed in this release and on Post’s conference call are forward-looking statements, including Post’s Adjusted EBITDA outlook for fiscal year 2023 and Post’s capital expenditure outlook for fiscal year 2023. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•significant volatility in the cost or availability of inputs to Post’s businesses (including freight, raw materials, energy and other supplies);
•Post’s ability to increase its prices to offset cost increases and the potential for such price increases to impact demand for Post’s products;
•disruptions or inefficiencies in Post’s supply chain, including as a result of inflation, labor shortages, insufficient product or raw material availability, limited freight carrier availability, Post’s reliance on third parties for the supply of materials for or the manufacture of many of Post’s products, public health crises (including the COVID-19 pandemic), climatic events, agricultural diseases and pests, fires and evacuations related thereto and other events beyond Post’s control;
•Post’s high leverage, Post’s ability to obtain additional financing (including both secured and unsecured debt), Post’s ability to service its outstanding debt (including covenants that restrict the operation of Post’s businesses) and a downgrade or potential downgrade in Post’s credit ratings;
•Post’s ability to hire and retain talented personnel, increases in labor-related costs, the ability of Post’s employees to safely perform their jobs, including the potential for physical injuries or illness, employee absenteeism, labor strikes, work stoppages and unionization efforts;
•changes in economic conditions, the occurrence of a recession, disruptions in the U.S. and global capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•Post’s ability to continue to compete in its product categories and Post’s ability to retain its market position and favorable perceptions of its brands;
•the impacts of public health crises (including the COVID-19 pandemic), such as negative impacts on demand for Post’s foodservice and on-the-go products, Post’s ability to manufacture and deliver its products, workforce availability, the health and safety of Post’s employees, operating costs, the global economy and capital markets and Post’s operations generally;
•Post’s ability to anticipate and respond to changes in consumer and customer preferences and behaviors and introduce new products;
•allegations that Post’s products cause injury or illness, product recalls and withdrawals and product liability claims and other related litigation;
•Post’s ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions and effectively manage its growth;
•risks related to the intended tax treatment of the transactions Post undertook related to divestitures of Post’s interest in BellRing;
•the possibility that Post Holdings Partnering Corporation (“PHPC”), a publicly-traded special purpose acquisition company in which Post indirectly owns an interest (through PHPC Sponsor, LLC, Post’s wholly-owned subsidiary), may not consummate a suitable partnering transaction within the prescribed two-year time period, that the partnering transaction may not be successful or that the activities for PHPC could be distracting to Post’s management;
•conflicting interests or the appearance of conflicting interests resulting from several of Post’s directors and officers also serving as directors or officers of one or more other companies;
•Post’s ability to successfully implement business strategies to reduce costs;
•impairment in the carrying value of goodwill or other intangibles;

•legal and regulatory factors, such as compliance with existing laws and regulations, as well as new laws and regulations and changes to existing laws and regulations and interpretations thereof, affecting Post’s businesses, including current and future laws and regulations regarding tax matters, food safety, advertising and labeling, animal feeding and housing operations, data privacy and climate change and other environmental matters;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents or information security breaches;
•the failure or weakening of the RTE cereal category and consolidations in the retail and foodservice distribution channels;
•the ultimate impact litigation or other regulatory matters may have on Post;
•costs associated with the obligations of Bob Evans Farms, Inc. (“Bob Evans”) in connection with the sale and separation of its restaurants business in April 2017, including certain indemnification obligations under the restaurants sale agreement and Bob Evans’s payment and performance obligations as a guarantor for certain leases;
•Post’s ability to protect its intellectual property and other assets and to continue to use third party intellectual property subject to intellectual property licenses;
•the ability of Post’s and its customers’ private brand products to compete with nationally branded products;
•the impact of national or international disputes, political instability, terrorism, war or armed hostilities, such as the ongoing conflict in Ukraine, including on the global economy, capital markets, Post’s supply chain, commodity, energy and freight availability and costs and information security;
•risks associated with Post’s international businesses;
•changes in critical accounting estimates;
•losses or increased funding and expenses related to Post’s qualified pension or other postretirement plans;
•significant differences in Post’s actual operating results from any of Post’s guidance regarding Post’s future performance;
•Post’s and PHPC’s ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
•other risks and uncertainties described in Post’s and PHPC’s filings with the Securities and Exchange Commission.

These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American ready-to-eat cereal category and also markets Peter Pan® peanut butter. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post participates in the private brand food category through its ownership interest in 8th Avenue Food & Provisions, Inc., a leading, private brand centric, consumer products holding company. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665
Media Relations
Lisa Hanly
lisa.hanly@postholdings.com
(314) 665-3180

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,
	2022	2021
Net Sales	$1,566.3	$1,337.5
Cost of goods sold	1,151.4	1,005.8
Gross Profit	414.9	331.7
Selling, general and administrative expenses	228.7	220.5
Amortization of intangible assets	36.4	36.5
Other operating income, net	(0.1)	(3.5)
Operating Profit	149.9	78.2
Interest expense, net	65.9	82.8
Gain on extinguishment of debt, net	(8.7)	—
(Income) expense on swaps, net	(12.3)	36.9
Gain on investment in BellRing	(5.1)	—
Other income, net	(8.3)	(2.9)
Earnings (Loss) before Income Taxes and Equity Method Loss	118.4	(38.6)
Income tax expense (benefit)	24.7	(12.8)
Equity method loss, net of tax	—	18.6
Net Earnings (Loss) from Continuing Operations, Including Noncontrolling Interests	93.7	(44.4)
Less: Net earnings attributable to noncontrolling interests from continuing operations	1.8	0.3
Net Earnings (Loss) from Continuing Operations	91.9	(44.7)
Net earnings from discontinued operations, net of tax and noncontrolling interest	—	23.9
Net Earnings (Loss)	$91.9	$(20.8)

Earnings (Loss) from Continuing Operations per Common Share:
Basic	$1.66	$(0.64)
Diluted	$1.52	$(0.64)
Earnings from Discontinued Operations per Common Share:
Basic	$—	$0.38
Diluted	$—	$0.38
Earnings (Loss) per Common Share:
Basic	$1.66	$(0.25)
Diluted	$1.52	$(0.25)
Weighted-Average Common Shares Outstanding:
Basic	58.8	62.5
Diluted	65.8	62.5

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	December 31, 2022	September 30, 2022

ASSETS
Current Assets
Cash and cash equivalents	$606.8	$586.5
Restricted cash	3.1	3.6
Receivables, net	539.1	544.2
Inventories	596.6	549.1
Investment in BellRing	—	94.8
Investments held in trust	348.8	346.8
Prepaid expenses and other current assets	103.0	98.4
Total Current Assets	2,197.4	2,223.4

Property, net	1,756.5	1,751.9
Goodwill	4,416.3	4,349.6
Other intangible assets, net	2,707.2	2,712.2
Other assets	277.6	270.9
Total Assets	$11,355.0	$11,308.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$1.1	$1.1
Accounts payable	426.3	452.7
Other current liabilities	360.8	370.0
Total Current Liabilities	788.2	823.8

Long-term debt	5,886.8	5,956.6
Deferred income taxes	691.6	688.4
Other liabilities	240.4	266.9
Total Liabilities	7,607.0	7,735.7

Redeemable Noncontrolling Interest	308.1	306.6

Shareholders’ Equity
Common stock	0.9	0.9
Additional paid-in capital	4,737.4	4,748.2
Retained earnings	1,201.0	1,109.0
Accumulated other comprehensive loss	(145.8)	(262.9)
Treasury stock, at cost	(2,365.2)	(2,341.2)
Total Shareholders’ Equity Excluding Noncontrolling Interests	3,428.3	3,254.0
Noncontrolling interests	11.6	11.7
Total Shareholders’ Equity	3,439.9	3,265.7
Total Liabilities and Shareholders’ Equity	$11,355.0	$11,308.0

SELECTED CONDENSED CONSOLIDATED CASH FLOWS FROM CONTINUING OPERATIONS
INFORMATION (Unaudited)
(in millions)

	Three Months Ended December 31,
	2022	2021
Cash provided by (used in):
Operating activities	$98.3	$115.2
Investing activities, including capital expenditures of $52.3 and $57.3	(53.0)	3.8
Financing activities	(28.3)	339.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.8	(0.8)
Net increase in cash, cash equivalents and restricted cash	$19.8	$458.1

SEGMENT INFORMATION (Unaudited)
(in millions)

	Three Months Ended December 31,
	2022	2021
Net Sales
Post Consumer Brands	$554.7	$507.3
Weetabix	118.1	118.6
Foodservice	600.5	438.6
Refrigerated Retail	293.0	273.4
Eliminations and Corporate	—	(0.4)
Total	$1,566.3	$1,337.5
Segment Profit
Post Consumer Brands	$79.3	$71.3
Weetabix	21.5	27.2
Foodservice	79.1	15.1
Refrigerated Retail	21.0	13.6

SUPPLEMENTAL REFRIGERATED RETAIL SEGMENT INFORMATION (Unaudited)
The below table presents volume percentage changes for the current quarter compared to the prior year quarter for products within the Refrigerated Retail segment.

Product	Volume Percentage Change
All (1)	(4.6%)
Side dishes	11.7%
Egg (2)	(32.4%)
Cheese	(22.2%)
Sausage	10.2%

(1) Excluding the contribution from Willamette in the prior year period, volume percentage change was 1.1%.
(2) Excluding the contribution from Willamette in the prior year period, volume percentage change was (12.9)%.

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES
Post uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings from continuing operations, Adjusted diluted earnings from continuing operations per common share, Adjusted EBITDA and segment Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided in the tables following this section. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described below. These non-GAAP measures may not be comparable to similarly titled measures of other companies.
Adjusted net earnings/loss from continuing operations and Adjusted diluted earnings/loss from continuing operations per common share
Post believes Adjusted net earnings/loss from continuing operations and Adjusted diluted earnings/loss from continuing operations per common share are useful to investors in evaluating Post’s operating performance because they exclude items that affect the comparability of Post’s financial results and could potentially distort an understanding of the trends in business performance.
Adjusted net earnings/loss from continuing operations and Adjusted diluted earnings/loss from continuing operations per common share are adjusted for the following items:
a.Gain/loss on investment in BellRing: Post has excluded the impact of its gain/loss on investment in BellRing due to the inherent volatility associated with such amount based on changes in market pricing variations and as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
b.Income/expense on swaps, net: Post has excluded the impact of mark-to-market adjustments on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and as the amount and frequency of such adjustments are not consistent.
c.Debt premiums and tender fees paid/discounts received, net: Post has excluded payments and other expenses for premiums and tender fees on debt extinguishment, net of gains realized on debt repurchased at a discount, as such payments are inconsistent in amount and frequency. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
d.Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities: Post has excluded the impact of mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items and the amount and frequency of such adjustments are not consistent.
e.Mark-to-market adjustments on equity securities: Post has excluded the impact of mark-to-market adjustments on investments in equity securities due to the inherent volatility associated with such amounts based on changes in market pricing variations and as the amount and frequency of such adjustments are not consistent. Additionally, these adjustments are primarily non-cash items and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
f.Gain/loss on assets held for sale: Post has excluded gains and losses recorded to adjust the carrying value of facilities and other assets classified as held for sale as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
g.Transaction costs and integration costs: Post has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures, costs incurred in connection with Post’s distribution of its interest in BellRing and integration costs incurred to integrate acquired or to-be-acquired businesses as Post believes that these exclusions allow for more meaningful evaluation of Post’s current operating performance and comparisons of Post’s operating performance to other periods. Post believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of Post or the performance of the divested assets, and such costs are not factored into management’s evaluation of potential acquisitions or Post’s performance after completion of an acquisition or the evaluation to divest an asset or set up a special purpose acquisition company. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the transaction and the maturity of the businesses being acquired or divested. Also, the size, complexity and/or volume of past transactions, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future transactions. By excluding these expenses, management is better able to evaluate Post’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for Post.
h.Gain/loss on sale of business: Post has excluded gains and losses recorded on divestitures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
i.Restructuring and facility closure costs: Post has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
j.Costs expected to be indemnified, net: Post has excluded certain costs incurred and expected to be indemnified in connection with damaged assets and gains related to indemnification proceeds received above the carrying value of damaged assets, as Post believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
k.Advisory income: Post has excluded advisory income received from 8th Avenue as Post believes such income does not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
l.Noncontrolling interest adjustment: Post has included an adjustment to reflect the removal of the portion of the non-GAAP adjustments related to PHPC which are attributable to noncontrolling interest in the calculation of Adjusted net earnings/loss from continuing operations and Adjusted diluted earnings/loss from continuing operations per common share, as Post believes this adjustment contributes to a more meaningful evaluation of Post’s current operating performance.
m.Income tax effect on adjustments: Post has included the income tax impact of the non-GAAP adjustments using a rate described in the applicable footnote of the reconciliation tables, as Post believes that its GAAP effective income tax rate as reported is not representative of the income tax expense impact of the adjustments.
n.U.K. tax reform expense: Post has excluded the impact of the income tax expense recorded during fiscal year 2022 which reflected the remeasurement of Post’s U.K. deferred tax assets and liabilities considering a 25% U.K. corporate income tax rate for future periods. Post believes that the expense as reported is not representative of Post’s current income tax position and exclusion of the expense allows for more meaningful comparisons of Post’s operating performance to other periods.
Adjusted EBITDA and segment Adjusted EBITDA
Post believes that Adjusted EBITDA is useful to investors in evaluating Post’s operating performance and liquidity because (i) Post believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of Post’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Post believes that segment Adjusted EBITDA is useful to investors in evaluating Post’s operating performance because it allows for assessment of the operating performance of each reportable segment. Management uses Adjusted EBITDA to provide forward-looking guidance and uses Adjusted EBITDA and segment Adjusted EBITDA to forecast future results.
Adjusted EBITDA and segment Adjusted EBITDA reflect adjustments for income tax expense/benefit, interest expense, net and depreciation and amortization, and the following adjustments discussed above: gain/loss on investment in BellRing, income/expense on swaps, net, mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities, mark-to-market adjustments on equity securities, gain/loss on assets held for sale, transaction costs and integration costs, gain/loss on sale of business, restructuring and facility closure costs, costs expected to be indemnified, net and advisory income. Additionally, Adjusted EBITDA and segment Adjusted EBITDA reflect adjustments for the following items:
o.Gain/loss on extinguishment of debt, net: Post has excluded gains and losses recorded on extinguishment of debt, inclusive of payments for premiums, the write-off of debt issuance costs and tender fees and the write-off of net unamortized debt premiums, net of gains realized on debt repurchased at a discount, as such gains and losses are inconsistent in amount and frequency. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
p.Non-cash stock-based compensation: Post’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. Post has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and does not contribute to meaningful comparisons of Post’s operating performances to other periods.
q.Equity method investment adjustment: Post has included adjustments for the 8th Avenue equity investment loss and Post’s portion of income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s unconsolidated investment accounted for using equity method accounting, as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.
r.Noncontrolling interest adjustment: Post has included adjustments for (i) the portion of PHPC’s consolidated net earnings/loss which was allocated to noncontrolling interest, resulting in Adjusted EBITDA including 100% of the consolidated Adjusted EBITDA of PHPC, as Post believes this basis contributes to a more meaningful evaluation of the consolidated operating company performance and (ii) income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s consolidated investment which is attributable to the noncontrolling owners of Weetabix’s consolidated investment, as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.

RECONCILIATION OF NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS (Unaudited)
(in millions)

	Three Months Ended December 31,
	2022	2021
Net Earnings (Loss) from Continuing Operations	$91.9	$(44.7)

Adjustments:
Gain on investment in BellRing	(5.1)	—
(Income) expense on swaps, net	(12.3)	36.9
Debt discounts received, net	(10.4)	—
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	5.2	2.0
Mark-to-market adjustments on equity securities	(5.2)	0.9
Gain on assets held for sale	—	(9.8)
Integration costs	1.3	4.3
Loss on sale of business	—	6.7
Restructuring and facility closure costs	—	5.4
Transaction costs	0.1	2.6
Costs expected to be indemnified, net	1.2	—
Advisory income	(0.2)	(0.1)
Noncontrolling interest adjustment	0.1	0.3
Total Net Adjustments	(25.3)	49.2
Income tax effect on adjustments (1)	4.6	(10.6)
U.K. tax reform expense	—	0.1
Adjusted Net Earnings (Loss) from Continuing Operations	$71.2	$(6.0)

(1) For all periods, income tax effect on adjustments was calculated on all items, except gain on investment in BellRing, income/expense on swaps, net and transaction costs, using a rate of 24.5%, the sum of Post’s U.S. federal corporate income tax rate plus Post’s blended state income tax rate, net of federal income tax benefit. Income tax effect for income/expense on swaps, net was calculated using a rate of 21.5%. Income tax effect for gain on investment in BellRing was calculated using a rate of 0.0%. Income tax effect for transaction costs was calculated using a rate of 12.0%.

RECONCILIATION OF WEIGHTED-AVERAGE DILUTED SHARES OUTSTANDING
TO ADJUSTED WEIGHTED-AVERAGE DILUTED SHARES OUTSTANDING (Unaudited)
(in millions)

	Three Months Ended December 31,
	2022	2021
Weighted-average shares for diluted earnings (loss) from continuing operations per share	65.8	62.5
Effect of securities that were anti-dilutive for diluted earnings (loss) from continuing operations per share:
Stock options	—	0.3
Restricted stock unit awards	—	0.3
Adjusted weighted-average shares for adjusted diluted earnings (loss) from continuing operations per share	65.8	63.1

RECONCILIATION OF DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
TO ADJUSTED DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE (Unaudited)

	Three Months Ended December 31,
	2022	2021
Diluted Earnings (Loss) from Continuing Operations per Common Share	$1.52	$(0.64)
Adjustment to Diluted Earnings (Loss) from Continuing Operations per Common Share for impact of redeemable noncontrolling interest and interest expense, net of tax, related to convertible senior notes (1)	(0.12)	(0.08)
Adjustment to Diluted Earnings from Continuing Operations per Common Share (2)	—	0.01
Adjusted Diluted Earnings from Continuing Operations per Common Share, as calculated using adjusted weighted-average diluted shares (2)	1.40	(0.71)

Adjustments (3):
Gain on investment in BellRing	(0.08)	—
(Income) expense on swaps, net	(0.19)	0.59
Debt discounts received, net	(0.16)	—
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	0.08	0.03
Mark-to-market adjustments on equity securities	(0.08)	0.01
Gain on assets held for sale	—	(0.16)
Integration costs	0.02	0.07
Loss on sale of business	—	0.11
Restructuring and facility closure costs	—	0.09
Transaction costs	—	0.04
Costs expected to be indemnified, net	0.02	—
Total Net Adjustments	(0.39)	0.78
Income tax effect on adjustments (4)	0.07	(0.17)
Adjusted Diluted Earnings (Loss) from Continuing Operations per Common Share	$1.08	$(0.10)

(1) Represents the exclusion of the portion of the PHPC deemed dividend (which represents remeasurements to the redemption value of the redeemable noncontrolling interest) that exceeded fair value and interest expense, net of tax, associated with the convertible senior notes, both of which were treated as adjustments to income available to common shareholders for diluted earnings from continuing operations per common share. Post believes this exclusion allows for more meaningful comparison of performance to other periods.

(2) Represents the effect of the change in adjusted weighted-average diluted shares (as reconciled in the prior table), after consideration of the adjustment for the impact of redeemable noncontrolling interest, the impact of interest expense, net of tax, related to convertible senior notes and the adjustments presented in this table.

(3) Per share adjustments are based on adjusted weighted-average diluted shares (as reconciled in the prior table).
(4) For all periods, income tax effect on adjustments was calculated on all items, except gain on investment in BellRing, income/expense on swaps, net and transaction costs, using a rate of 24.5%, the sum of Post’s U.S. federal corporate income tax rate plus Post’s blended state income tax rate, net of federal income tax benefit. Income tax effect for income/expense on swaps, net was calculated using a rate of 21.5%. Income tax effect for gain on investment in BellRing was calculated using a rate of 0.0%. Income tax effect for transaction costs was calculated using a rate of 12.0%.

RECONCILIATION OF NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Three Months Ended December 31,
	2022	2021
Net Earnings (Loss) from Continuing Operations	$91.9	$(44.7)
Income tax expense (benefit)	24.7	(12.8)
Interest expense, net	65.9	82.8
Depreciation and amortization	92.6	96.4
Gain on investment in BellRing	(5.1)	—
(Income) expense on swaps, net	(12.3)	36.9
Gain on extinguishment of debt, net	(8.7)	—
Non-cash stock-based compensation	17.0	14.2
Equity method investment adjustment	—	18.6
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	5.2	2.0
Transaction costs	0.1	2.6
Mark-to-market adjustments on equity securities	(5.2)	0.9
Gain on assets held for sale	—	(9.8)
Integration costs	1.3	4.3
Loss on sale of business	—	6.7
Restructuring and facility closure costs	—	5.4
Noncontrolling interest adjustment	1.5	(0.1)
Costs expected to be indemnified, net	1.2	—
Advisory income	(0.2)	(0.1)
Adjusted EBITDA	$269.9	$203.3
Adjusted EBITDA as a percentage of Net Sales	17.2%	15.2%

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
THREE MONTHS ENDED DECEMBER 31, 2022
(in millions)

	Post Consumer Brands	Weetabix	Foodservice	Refrigerated Retail	Corporate/ Other	Total
Segment Profit	$79.3	$21.5	$79.1	$21.0	$—	$200.9
General corporate expenses and other	—	—	—	—	(42.7)	(42.7)
Other income, net	—	—	—	—	(8.3)	(8.3)
Operating Profit	79.3	21.5	79.1	21.0	(51.0)	149.9
Other expense, net	—	—	—	—	8.3	8.3
Depreciation and amortization	32.3	8.5	31.7	19.0	1.1	92.6
Non-cash stock-based compensation	—	—	—	—	17.0	17.0
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	—	—	(3.0)	—	8.2	5.2
Transaction costs	—	—	—	—	0.1	0.1
Mark-to-market adjustments on equity securities	—	—	—	—	(5.2)	(5.2)
Integration costs	1.3	—	—	—	—	1.3
Noncontrolling interest adjustment	—	(0.3)	—	—	—	(0.3)
Costs expected to be indemnified, net	—	—	1.2	—	—	1.2
Advisory income	—	—	—	—	(0.2)	(0.2)
Adjusted EBITDA	$112.9	$29.7	$109.0	$40.0	$(21.7)	$269.9
Adjusted EBITDA as a percentage of Net Sales	20.4%	25.1%	18.2%	13.7%	—	17.2%

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
THREE MONTHS ENDED DECEMBER 31, 2021
(in millions)

	Post Consumer Brands	Weetabix	Foodservice	Refrigerated Retail	Corporate/ Other	Total
Segment Profit	$71.3	$27.2	$15.1	$13.6	$—	$127.2
General corporate expenses and other	—	—	—	—	(46.1)	(46.1)
Other income, net	—	—	—	—	(2.9)	(2.9)
Operating Profit	71.3	27.2	15.1	13.6	(49.0)	78.2
Other income, net	—	—	—	—	2.9	2.9
Depreciation and amortization	33.8	9.3	32.0	20.3	1.0	96.4
Non-cash stock-based compensation	—	—	—	—	14.2	14.2
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	—	—	(5.8)	—	7.8	2.0
Transaction costs	—	—	—	—	2.6	2.6
Mark-to-market adjustments on equity securities	—	—	—	—	0.9	0.9
Gain on assets held for sale	—	—	—	—	(9.8)	(9.8)
Integration costs	2.6	—	—	1.7	—	4.3
Loss on sale of business	—	—	—	—	6.7	6.7
Restructuring and facility closure costs	—	—	—	—	5.4	5.4
Noncontrolling interest adjustment	—	(0.4)	—	—	—	(0.4)
Advisory income	—	—	—	—	(0.1)	(0.1)
Adjusted EBITDA	$107.7	$36.1	$41.3	$35.6	$(17.4)	$203.3
Adjusted EBITDA as a percentage of Net Sales	21.2%	30.4%	9.4%	13.0%	—	15.2%